Exhibit 99.1

Critical Event Management (CEM) Leader Everbridge Completes

Acquisition of xMatters to Accelerate Digital Transformation for Enterprise

IT and Cyber Resilience

Everbridge combines with xMatters to create industry’s most robust enterprise-wide platform for managing both digital threats and physical security via a common operating environment – powering the next generation Fusion Center

BURLINGTON, Mass. – May 7, 2021 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM), today announced the completion of its acquisition of xMatters, a leading provider of IT Service Operations, Cybersecurity and DevOps incident response management. On April 6, 2021, Everbridge announced a definitive agreement between the parties pursuant to which Everbridge would acquire all of the outstanding equity of xMatters.

Everbridge’s end-to-end CEM platform, combined with xMatters’ solutions, digitally transforms how organizations manage, respond to, and mitigate IT and cyber incidents, helping organizations protect and enable revenue while reducing expenses. CEM can be deployed rapidly on a modular basis supporting hundreds of positive-ROI use cases, including for people and life safety, operations and business continuity, supply chain risk, IoT and the smart enterprise, and IT incidents and cybersecurity.

“xMatters’ strong position within many of the Fortune 1000 and Global 2000 adds even greater value to our CIO and C-suite customers and prospects across large enterprises. For many of these C-level decision makers, IT incident and cyber response management remains critical to protecting revenue, productivity and reputation – one of Everbridge’s fastest growing use cases,” said David Meredith, CEO of Everbridge. “xMatters’ technology will complement our successful IT alerting business, providing a natural combination to further strengthen our CEM for Digital solution. Our two companies share award-winning cultures as best places to work, and we are excited to welcome the talents of the xMatters team into the Everbridge family.”

“The combination of our xMatters team and technologies with Everbridge will enable us to provide our collective customers and partners with a highly-differentiated, end-to-end platform for transforming digital service resilience,” said Troy McAlpin, CEO at xMatters. “For our customers, digital business is their lifeblood and when that business is interrupted every second counts. With our acquisition now complete, we’re looking forward to further extending the power of critical event management (CEM) across an enterprise’s IT incident, digital service delivery, cyber security, and DevOps environments to help organizations ensure uninterrupted customer experiences.”

With the rising challenges and opportunities associated with the Future of Work, Internet of Things (IoT), Big Data, and 5G, Everbridge’s CEM suite of software solutions digitally transforms how organizations keep their digital and physical operations running, mapping risk intelligence with the automated tools to manage the full-lifecycle of an IT disruption or services issue.

Automating and streamlining how organizations manage, respond to, and mitigate a crisis, as well as protecting revenue while improving cost efficiencies, CEM represents a ‘must have’ set of standards and best practices that forward-looking CEOs and boards increasingly incorporate into how they govern operational risk from unplanned events.

According to a Gartner report, it is predicted “By 2025, 70% of CEOs will mandate a culture of organizational resilience to survive coinciding threats from COVID-19, cybercrime, severe weather events, civil unrest and political instabilities.”*

Another Gartner report stated “Organizations that have been able to optimize their IT support model are able to free up resources to be reinvested into projects that advance the organization’s strategic initiatives and begin reducing their technical debt. However, organizations that are hampered by labor-intensive IT support models find themselves overwhelmed with operational activities.” **

Summarized Meredith, “The acquisition of xMatters represents another significant step in Everbridge’s commitment to better serve customers and create increased shareholder value. We intend to leverage our large, combined R&D teams to further innovate with data analytics and AI Ops, and to drive innovation and value for our customer base.”

*	Gartner ‘Predicts 2021: Organizational Resilience’ by David Gregory, Roberta Witty, Ron Blair, Katell Thielemann, 4 January 2021.
**	Gartner ‘ITSM Best Practices: How to Optimize IT Incident Management With Automation’ by Steve White, Venkat Rayapudi, 31 March 2021.

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 5,600 global customers rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. Everbridge serves 8 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, 47 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 8 of the 10 largest global automakers, 9 of the 10 largest U.S.-based health care providers, and 7 of the 10 largest technology companies in the world. Everbridge is based in Boston with additional offices in 20 cities around the globe. For more information visit www.everbridge.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the contemplated closing of, and anticipated benefits from, the acquisition of xMatters, the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” /“potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate xMatters’ people, technology, and business, as well as other businesses and assets that we may acquire; the financial impact from the acquisition of xMatters, including impact on our revenue and adjusted EBITDA in 2021 and in future years; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application, our CEM for Digital solution, and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Everbridge Contacts:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Joshua Young

Investor Relations

joshua.young@everbridge.com

781-236-3695

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